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                                                                    EXHIBIT 10.2


                 NONEMPLOYEE DIRECTOR'S STOCK OPTION AGREEMENT


         AGREEMENT made as of the ______ day of ________________, 1998, between NATCO GROUP INC., a Delaware corporation (the "COMPANY") and
_________________________ ("DIRECTOR").

         To carry out the purposes of the NATCO GROUP INC. DIRECTORS COMPENSATION PLAN (the "PLAN"), a copy of which is attached hereto as Exhibit A, by affording Director the opportunity to purchase shares of common stock, $0.01 par value, of the Company ("STOCK"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to Director the right and option ("OPTION") to purchase all or any part of an aggregate of 6,667 shares of Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

         2. PURCHASE PRICE. The purchase price of Stock purchased pursuant to the exercise of this Option shall be $8.81 per share.

         3. EXERCISE OF OPTION. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Chief Executive Officer, at any time and from time to time after the date of grant hereof, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the calendar quarters ending after the date of grant hereof and before the date of such exercise, in accordance with the following schedule:

                                                      PERCENTAGE OF SHARES
           CALENDAR QUARTER ENDING                    THAT MAY BE PURCHASED
           -----------------------                    ---------------------
              MARCH 31,  1998                                   10%
              JUNE 30, 1998                                     20%
              SEPTEMBER 30, 1998                                30%
              DECEMBER 31, 1998                                 40%
              MARCH 31, 1999                                    50%
              JUNE 30, 1999                                     60%
              SEPTEMBER 30, 1999                                70%
              DECEMBER 31, 1999                                 80%
              MARCH 31, 2000                                    90%
              JUNE 30, 2000                                    100%

         This Option is not transferable by Director otherwise than (a) by will or the laws of descent and distribution, (b) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (c) with the consent of
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the Board.  If a Director's membership on the Board terminates for any reason other than Cause, this Option may be exercised at any time during the period of three years following such termination by Director, by Director's designated beneficiary or beneficiaries under the Plan, by the person who acquires this Option pursuant to the terms of the Plan, or, in the event of Director's disability, by Director's guardian or legal representative, but in each case only as to the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates. If Director's membership on the Board terminates for Cause, this Option shall terminate and cease to be exercisable as of the date Director's membership on the Board so terminates. For purposes of this paragraph, "Cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director of the Company, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude. This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof.

         The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (1) in cash (including check, bank draft or money order payable to the order of the Company), (2) by delivering to the Company shares of Stock having a fair market value equal to the purchase price, (3) any combination of cash or Stock, or (4) in a broker-financed "cashless exercise" pursuant to the procedures established by the Board. No fraction of a share of Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option pursuant to the terms hereof) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

         4. WITHHOLDING OF TAX. To the extent that the exercise of this Option or the disposition of shares of Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Stock as the Company may require to meet its obligation, if any, under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Stock distributable to Director upon such exercise.

         5. STATUS OF STOCK. Director understands that at the time of the execution of this Agreement the shares of Stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Stock acquirable upon the exercise of this Option have been registered for issuance under the Act, the Company will not issue such shares unless the holder of this Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company's counsel, to the effect that the



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proposed issuance of such shares to such Option holder may be made without registration under the Act. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

         Director agrees that the shares of Stock which Director may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and applicable state securities laws or an applicable exemption from the registration requirements of the Act and any applicable state securities laws. Director also agrees that the shares of Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state.

         In addition, Director agrees (i) that the certificates representing the shares of Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock purchased under this Option.

         6. STOCKHOLDERS AGREEMENT. In the event Director exercises this Option and purchases shares of Stock prior to the initial public offering of the Stock, Director shall be subject to the terms of the Stockholders Agreement dated the 30th day of June, 1997, by and among Capricorn Investors, L.P., Capricorn Investors II, L.P. and Cummings Point Industries, Inc., a copy of which is attached hereto. Further, Director shall not sell any of the shares purchased under this Option within six months after the initial public offering of the Stock.

         7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.





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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the day and year first above written.


                                      NATCO GROUP, INC.



                                      By:
                                         -----------------------------------
                                         Title:


                                         -----------------------------------
                                                        Director





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